As filed with the Securities and Exchange Commission on August 24, 2005


                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

                    POST EFFECTIVE AMENDMENT NO. 1
                                  TO
                               FORM SB-2

                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933

                     YUKON GOLD CORPORATION, INC.
            (name of small business issuer in its charter)


     DELAWARE               1000              98-0413063
  (State or other    (Primary Standard     (I.R.S. Employer
   jurisdiction          Industrial         Identification
Of incorporation or Classification Code          No.)
   organization)          Number)


                     YUKON GOLD CORPORATION, INC.
                            347 Bay Street
                               Suite 408
                       Toronto, Ontario M5H 2R7
                        Telephone: 416-865-9930
                        Facsimile: 416-865-1250
                (Name, address, including zip code, and
                      telephone number, including
                   area code, of agent for service)

                     Copies of communications to:

                          Jonathan H. Gardner
                           Kavinoky Cook LLP
                    726 Exchange Street; Suite 800
                        Buffalo, New York 14210

Approximate date of proposed sale to the public: Not Applicable

If this Form is filed to register additional securities pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]



DEREGISTRATION OF SHARES

     The Registration Statement on Form SB-2 (Registration No. 333-113546) (as amended, the "Registration Statement") of Yukon Gold Corporation, Inc. ("Yukon Gold") pertaining to the registration of 4,469,483 shares of Yukon Gold's common stock, to which this Post-Effective Amendment No. 1 relates, was initially filed with the Securities and Exchange Commission on March 12, 2004.

     This Post-Effective Registration Statement No. 1 is being filed to deregister those shares that remain unsold under the Registration Statement as of the date hereof because Yukon Gold will no longer maintain as effective the registration Statement. By filing this Post-Effective Amendment No. 1, Yukon Gold hereby deregisters any such unsold shares and the Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such shares.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Toronto, Canada on August 6, 2005.

     YUKON GOLD CORPORATION, INC.

     By:      /s/ W. Warren Holmes
     Name:        W. Warren Holmes
     Title:  Chairman of the Board and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE              TITLE                    DATE



/s/ W. Warren Holmes   Chairman of the Board    August 6, 2005
    W. Warren Holmes   and Chief
		       Executive Officer



/s/ Kenneth Hill       Director                 August 6, 2005
    Kenneth Hill


/s/ Rene Galipeau      Chief Financial          August 6, 2005
    Rene Galipeau      Officer, Director



/s/ Howard Barth        Director                 August 6, 2005
    Howard Barth


/s/ Robert E. Van Tassell     Director           August 6, 2005
    Robert E. Van Tassell